Exhibit 32 (2)

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

18 U.S.C. SECTION 1350

In connection with the Annual Report of C-COR Incorporated (the “Company”) on Form 10-K for the period ending June 24, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William T. Hanelly, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM T. HANELLY
William T. Hanelly
Chief Financial Officer

September 7, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.